EXHIBIT 13




                                                                 EXECUTION COPY

                              AMENDMENT AND WAIVER

                  This Amendment and Waiver is made as of January 10, 2003, by and among FiberNet Telecom Group, Inc., a corporation organized under the laws of Delaware ("FiberNet"), and each party listed on the signature page hereto under the heading "Bank Lenders."

                                    RECITALS

                  WHEREAS, pursuant to a Purchase Agreement dated October 30, 2002 ("October Purchase Agreement"), among FiberNet, Deutsche Bank AG New York Branch ("Deutsche Bank"), IBM Credit LLC, formerly IBM Credit Corporation ("IBM"), Wachovia Investors, Inc. ("Wachovia"), Bank One, N.A. ("Bank One"), Nortel Networks Inc. ("Nortel"), and Toronto Dominion (Texas), Inc. ("TD" and together with Deutsche Bank, IBM, Wachovia, Bank One and Nortel, the "Bank Lenders"), the Bank Lenders purchased from FiberNet, and FiberNet sold to the Bank Lenders, upon the terms and subject to the conditions set forth therein, an aggregate of 440,000,000 shares of FiberNet's Common Stock (the "Common Stock") and immediately exercisable warrants to purchase an aggregate of 110,000,000 shares of Common Stock;

                  WHEREAS, pursuant to a Purchase Agreement dated November 11, 2002 ("November Purchase Agreement" and together with the October Purchase Agreement, the "Purchase Agreements"), among FiberNet and each Bank Lender, the Bank Lenders purchased from FiberNet, and FiberNet sold to the Bank Lenders, upon the terms and subject to the conditions set forth therein, an aggregate of 20,000,000 shares of Common Stock and immediately exercisable warrants to purchase an aggregate of 20,000,000 shares of Common Stock;

                  WHEREAS, on November 11, 2002, FiberNet and each Bank Lender entered into the First Amended and Restated Investor's Rights Agreement (the "Rights Agreement") pursuant to which each Bank Lender agreed to certain transfer restrictions on the shares of Common Stock received by it pursuant to the Purchase Agreements and upon exercise of warrants received by it pursuant to the Purchase Agreements;

                  WHEREAS, on November 11, 2002, FiberNet and each Bank Lender (other than Nortel) entered into the First Amended and Restated Shareholders Agreement (the "Shareholders Agreement") pursuant to which (a) FiberNet agreed to certain covenants restricting its ability to enter into agreements with any existing or future investor and (b) each Bank Lender a party thereto agreed to share voting power with respect to the shares of Common Stock received by it pursuant to the Purchase Agreements and upon exercise of warrants received by it pursuant to the Purchase Agreements;

                  WHEREAS, FiberNet has presented to each Bank Lender a copy of each agreement listed on Exhibit A (collectively, the "January Financing Agreements") pursuant to which,

                  (a) Bank One, TD and Nortel will convert into 138,514,536 shares of Common Stock (the "Converted Shares"), at a conversion price of $0.09662 per share an aggregate of $13,382,789.92 of principal indebtedness and accrued interest owed to such Bank Lenders under FiberNet's Amended and Restated Credit Agreement, dated as of February 9, 2001, among FiberNet Operations, Inc., Devnet, L.L.C., the financial institutions from time to time parties thereto as lenders, Deutsche Bank AG New York Branch, as administrative agent, Toronto Dominion (USA) Securities Inc., as syndication agent, and Wachovia Investors, Inc., as documentation agent; and

                  (b) the exercise price of (1) warrants held by Bank One to purchase an aggregate of 12,380,952 shares of Common Stock, (2) warrants held by

TD to purchase an aggregate of 18,571,429 shares of Common Stock, and (3) warrants held by Nortel to purchase an aggregate of 18,571,429 shares of Common Stock will each be reduced to $0.001 per share, and Bank One, TD and Nortel will each exercise in full each such warrant (the "Warrant Shares"); and

                  (c) Nortel will sell 101,942,950 shares of Common Stock held by it to a group of investors (the "New Equity Investors") for an aggregate purchase price of $3.0 million; and

                  (d) Bank One will sell 90,715,938 shares of Common Stock held by it to the New Equity Investors for an aggregate purchase price of $3.0 million; and

                  (e) TD will sell 101,942,950 shares of Common Stock held by it to the New Equity Investors for an aggregate purchase price of $3.0 million; and

                  (f) the exercise price of one third of the warrants held by each Bank Lender, other than Bank One, TD and Nortel, will be reduced to $0.001 per share, and each such Bank Lender will exercise in full each repriced warrant; and

                  (g) FiberNet will establish material rights and provide material benefits to the New Equity Investors that have not been received by the Bank Lenders under Stockholders Agreement, the Rights Agreement, or either Purchase Agreement;

                  WHEREAS, unless waived, the terms of the Stockholders Agreement and Rights Agreement would prevent FiberNet, Bank One, TD and Nortel from consummating the transactions contemplated by January Financing Agreements to occur on the date hereof (the "January Financing");

                  WHEREAS, pursuant to the terms of Section III.I of the Stockholders Agreement, any term of the Stockholders Agreement may be amended or waived only with the written consent of FiberNet and Bank Lenders (other than Nortel) holding at least 75% of the shares of Common Stock (on a fully-diluted basis) issued pursuant to the Purchase Agreements and then held by such Bank Lenders, provided that, if in any particular instance a party's obligations or rights under the Stockholders Agreement are adversely affected in a disproportionately adverse manner from that in which other parties are affected by application of Section III.I of such agreement, the consent of such party shall also be required in such instance;

                  WHEREAS, pursuant to the terms of Section 4.5 of the Rights Agreement, (a) any term of Section 2 of the Rights Agreement may be amended or waived only with the written consent of FiberNet and the holders of at least 75% of the Registrable Securities (as defined in the Rights Agreement) then outstanding and (b) any other term of the Rights Agreement may be amended or waived only with the written consent of Bank Lenders holding at least 75% of the Common Stock (on a fully-diluted basis) issued pursuant to the Purchase Agreements and then held by all Bank Lenders, provided that, if in any particular instance a party's obligations or rights under the Rights Agreement are adversely affected in a disproportionately adverse manner from that in which other parties are affected by application of Section 4.5 of such agreement, the consent of such party shall also be required in such instance;

                  WHEREAS, the undersigned Bank Lenders hold a sufficient number of shares of Common Stock and Registrable Securities to amend or waive any term of the Rights Agreement or the Stockholders Agreement and wish to waive the application of the terms of each such agreement to the extent necessary to consummate the January Financing;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENT AND WAIVER.

                  Each party hereto (a) consents to the consummation of the January Financing and waives any and all rights such party may have under the Stockholders Agreement or the Rights Agreement with respect to the consummation of the January Financing and (b) agrees that each of the Stockholders Agreement and the Rights Agreement is hereby amended to remove each and every reference to Bank One, TD and Nortel, if any, as an "Investor" thereunder.

II. MISCELLANEOUS.

A. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

B. Entire Agreement; Titles and Subtitles. This Amendment and Waiver, together with the Rights Agreement and Stockholders Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The titles of the paragraphs and subparagraphs of this Amendment and Waiver are for convenience of reference only and are not to be considered in construing or interpreting this Amendment and Waiver. Except as specifically set forth in Section I, the terms of the Stockholders Agreement and Rights Agreement shall not be changed by this Amendment and Waiver and shall remain in full force and effect.

C. Governing Law. The validity, construction and effect of this Amendment and Waiver shall be governed by the with the laws of the State of New York, without giving effect to principles of conflicts of laws.

D. Counterparts; Effectiveness. This Amendment and Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party to this Amendment and Waiver may rely on a facsimile signature on this Amendment and Waiver, and each party shall, if the other party so requests, provide an originally signed copy of this Amendment and Waiver to the other party.

         IN WITNESS WHEREOF, the undersigned has executed this AMENDMENT AND WAIVER as of the date set forth in the first paragraph hereof.



Company

FIBERNET TELECOM GROUP, INC.



By: /s/ Jay A. Deluca
Name:  Jay A. Deluca
Title:  SVP - Finance, CFO

Bank Lenders

DEUTSCHE BANK AG                              IBM CREDIT LLC
NEW YORK BRANCH



By:  /s/ Anca Trifan                          By: /s/ Steven A Flanegan
     --------------------------------            ------------------------------
Name:  Anca Trifan                            Name: Steven A. Flanegan
Title:  Director                              Title:  Manager Special Handling



By:  /s/ Alexander Richarz
   ----------------------------------
Name:  Alexander Richarz
Title:  Vice President


WACHOVIA INVESTORS, INC.                       NORTEL NETWORKS INC.



By:   /s/ Mathew  Berk                         By: /s/ Elias Makris
      -------------------------------             -----------------------------
Name:  Matthew Berk                            Name:  Elias Makris
Title:  Authorized Officer                     Title: Director, Customer Finance



BANK ONE, NA                                   TORONTO DOMINION (TEXAS), INC.



By: /s/ Jacqueline P. Yardley                  By: /s/ Jano Nixon
    ---------------------------------             -----------------------------
Name:  Jacqueline P. Yardley                   Name:  Jano Nixon
Title:  Senior Vice President                  Title:  Vice President

                                    EXHIBIT A
                          JANUARY FINANCING AGREEMENTS


1. Debt Exchange Agreement, dated January 10, 2003, between FiberNet Telecom Group, Inc. and Bank One, NA

2. Debt Exchange Agreement, dated January 10, 2003, between FiberNet Telecom Group, Inc. and Nortel Networks Inc.

3. Debt Exchange Agreement, dated January 10, 2003, between FiberNet Telecom Group, Inc. and TD Securities (USA) Inc.

4. Stock Purchase Agreement, dated January 10, 2003, between Bank One, NA and the purchasers listed on Exhibit A thereto

5. Stock Purchase Agreement, dated January 10, 2003, between Nortel Networks Inc. and the purchasers listed on Exhibit A thereto

6. Stock Purchase Agreement, dated January 10, 2003, between Toronto Dominion (Texas), Inc. and the purchasers listed on Exhibit A thereto

7. Common Stock Purchase Agreement, dated January 10, 2003 between FiberNet Telecom Group, Inc. and the parties listed on Exhibit A thereto as "Purchasers"

8. Registration Rights Agreement, dated January 10, 2003 between FiberNet Telecom Group, Inc. and the parties listed on Schedule I thereto as "Purchasers"

9. Warrant to Purchase Shares of Common Stock of FiberNet Telecom Group, Inc. between FiberNet Telecom Group, Inc. and each party listed on Exhibit A to the Purchase Agreement referred to in paragraph 7 above as "Purchasers"

10. Warrant Agreement Amendment No. 2, dated January 10, 2003, among FiberNet Telecom Group, Inc., Toronto Dominion (Texas), Inc., Nortel Networks Inc., and Bank One, N.A.

11. Warrant Agreement Amendment No. 1, dated January 10, 2003, among FiberNet Telecom Group, Inc., Deutsche Bank AG New York Branch, IBM Credit LLC, Wachovia Investors, Inc., and TD Securities (USA) Inc.